Exhibit 99.2

Forward-Looking Statements and Non-GAAP disclosures Forward-Looking Statements: Certain information contained in this presentation constitute forward-looking statements under the federal securities laws and include statements regarding the Company’s expectations with respect to its growth opportunities and long-term objectives, with respect to sales, gross margin, SG&A expenses, free cash flows, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures for fiscal 2018 and the development of its wholesale business channel. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to execute the Company's DXL strategy and grow market share, failure to successfully grow our wholesale business, failure to compete successfully with our competitors, failure to predict fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, trade and security restrictions and political or financial instability in countries where goods are manufactured, fluctuations in price, availability and quality of raw material, the interruption of merchandise flow from the Company's distribution facility, and the adverse effects of general economic conditions, political issues abroad, natural disasters, war and acts of terrorism on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 3, 2018 filed on March 23, 2018 and other Company filings with the Securities and Exchange Commission. The Company assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Non-GAAP Measures: Adjusted Net Loss, Adjusted Net Loss Per Diluted Share, EBITDA, Adjusted EBITDA, Adjusting EBITDA margin, Free Cash Flow are non-GAAP measures. The Company believes that these non-GAAP measures are useful as additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements. Please see Appendix A for additional information concerning these non-GAAP measures and a reconciliation to their respective GAAP measures, as applicable.

DXL Today Key Objectives and Strategies Grow market share and top-line sales Launch a new wholesale distribution channel Improve operating efficiency and productivity Agenda

DXL Today

DXL offers a premium, personalized shopping experience with a mix of designer and private label brands

BUILT TO FIT VIDEO

Video [Brief video featuring the Company’s broad merchandise offering]

231 DXL Retail locations; avg. age < 5 yrs. old 95 CMXL and 5 Rochester locations Annual sales > $470.0 million 21% e-commerce penetration Adjusted EBITDA margin % improving Some facts & figures…

1. Grow market share and top-line sales Customer segmentation New marketing activities New merchandising initiatives Customer experience innovation Rebranding of Casual Male XL stores to DXL

Using consumer data to drive strategy A six-month market segmentation and market analysis project completed in October 2018 4k Big & Tall men Combination of on-line, in-home and focus group interviews Goals Understand overall market structure and key competitors Understand their daily lives, shopping habits, style choices, top brands/retailers – and find the highest potential target on which to focus Customer Segmentation

The Big & Tall market can be categorized into 6 distinct segments The “Fit & Style” segment is a strong target for DXL. Interested in style, trends, what’s new Engaged in the category, shopping process Looks for guidance and assistance Fit & Style Fit Only Disengaged Stand Out Convenience Budget Fit & Style Source: DXL Segmentation Research, 2018 via Upstart Innovation

We can now efficiently focus on our highest potential customers to drive profitable growth 28% of the Big & Tall Market 55% of Category Spending 28% 72% 55% 45% Source: DXL Segmentation Research, 2018 via Upstart Innovation

Our marketing is pivoting to a more targeted, personalized, data-driven model. Future efforts will focus on leveraging data to acquire new Fit and Style customers in the digital space DXL will then create ongoing, personalized communication based on our understanding of his shopping habits and style needs In fiscal 2019, DXL is upgrading its CRM systems

We have introduced an updated creative look and feel to better connect with this target customer Younger, more contemporary, more aspirational Elevated style in model selection, photography More focus on fashion styles New Marketing Activities

…and a premium lookbook/catalog brought the brand to life Test program in 2018 Rollout in 2019

Collaborations with XL athletes – the biggest influence for the Big & Tall customer Vince Wilfork • November, 2018 Brian Urlacher • November, 2018 WWE (Sheamus and Cesaro) • December, 2018 Content leveraged across digital advertising, social media and dxl.com

New merchandising strategies are catering to this Fit and Style customer. Everyday basics now complemented with a growing percentage of “fashion” styles with strong results to date Merchandise assortment now consists of over 100 national brands and 9 private label brands Very positive results with new marquee brands The North Face and Vineyard Vines New Merchandising Initiatives NATIONAL BRANDS PRIVATE LABEL BRANDS

The DXL store experience is best-in-class - recent innovations provide an even greater guest experience DXL Universe program Allows store associates to easily access the company’s full merchandise assortment online and add items to the store sale -- completed in a single, seamless transaction. 34 DXL Clienteling program The DXL clienteling program allows associates to “look into a guest closet” and see all of his purchases in stores and on-line – including pictures of each item purchased Customer Experience Innovation

In September, the DXL e-commerce site was relaunched to provide customers an enhanced browsing and buying experience.

Rebranding of Casual Male XL to DXL Mesquite, TX • 2018

To date, we have rebranded 5 Casual Male XL stores to DXL Leverages brand awareness and marketing investment in DXL Of the 95 remaining, 60 potential conversions Expect to rebrand 10-15 stores annually Capital expenditures significantly less than a new store Expectations of 20% comp sales with a strong ROI Mequite, TX 2018 Strategy going forward

2. Launch a new wholesale distribution channel

For other men’s apparel retailers, DXL can provide unique value DXL is the expert in Big & Tall apparel – it’s all we do We currently develop 9 of our own private label lines Merchandise construction includes DXL fit specifications DXL return rate is less than 10% DXL Private Label Oak Hill Collection DXL Private Label Harbor Bay Collection

Wholesale distribution will provide a third revenue stream for DXL Allows us to access new customers who don’t currently shop at DXL Budget/convenience customers Women/gift givers buying for men Store buyers not located near a DXL Creates awareness of the DXL brand via high-traffic shopping environments Lowers input costs – more units reduce overall product cost structure Leverages existing infrastructure including DXL design, product development, and sourcing Wholesale customers (brick & mortar/e-com) DXL stores dxl.com DXL product development engine Fit & Style Fit Only Disengaged Stand Out Convenience Budget

As part of this initiative, DXL has been selected as the provider of Men’s Big & Tall sizes for the Amazon Private Brand, Amazon Essentials. DXL will provide a range of styles 2XL and above Branding communicates “Amazon Essentials fit by DXL” The assortment is currently available on Amazon.com www.amazon.com/AmazonEssentials/BigandTall

3. Improve operating efficiency and productivity

Long-Term Objective: Improving Operating Efficiency LONG-TERM GOAL FISCAL 2018 ESTIMATE* FISCAL 2017 ACTUAL Sales 100.0% 100.0% 100.0% Gross Margin % 46.5% 44.9% 45.0% SGA%- Customer Facing 21.5% 23.3% 24.7% SGA%- Corporate Support 15.0% 16.1% 16.6% Adjusted EBITDA % 10.0% 5.5% 3.7% * Fiscal 2018 assumes mid-point of guidance All of our strategic and tactical decisions are being made with the objective to drive the business to a 10% EBITDA margin. We are progressing toward this goal through corporate restructuring, efficient marketing spend, rationalize unproductive stores, and improved gross margin.

Long-Term Objective: Improving Cash Flow 52 LONG-TERM GOAL FISCAL 2018 ESTIMATE* FISCAL 2017 ACTUAL Adjusted EBITDA 10.0% 5.5% 3.7% Restructuring & CEO Transition Costs   0.8%   EBITDA 10.0% 4.7% 3.7%       Capital Expenditures -2.1% -2.2% -3.6% Interest & Taxes -0.1% -0.7% -0.7% Working Capital -0.8% 0.7% 2.5%       Free Cash Flow 7.0% 2.6% 1.8% * Fiscal 2018 assumes mid-point of guidance With our store buildout essentially complete, we expect our Capital Expenditures to settle in at approximately 2% of Sales and another 1% annually for working capital, interest, and taxes Our long term goal is to deliver a cash generating business of approximately 7% annually

Long-Term Objective: Improving Leverage Fiscal Year: 2017 2018E(3) Total Debt (1) $59.9 $50.0 Adjusted EBITDA (2) $17.1 $26.0 Debt/Adj. EBITDA 3.5 1.9 Gross, before unamortized debt issuance costs. Adjusted EBITDA is a non-GAAP measure. See appendix A for a reconciliation of this non-GAAP measure. Assuming mid-point of adjusted EBITDA guidance and a corresponding $9.9m decrease in total debt. 3.5 1.9

Long-term Objective: Improving Inventory Productivity Our inventory turnover has improved from 1.9 at the beginning of fiscal 2016 to 2.5 in the third quarter of 2018. Inventory turnover has improved 32% over the past three years.

Key Objectives and Strategies 1. Grow market share and top-line sales 2. Launch a new wholesale distribution channel 3. Improve operating efficiency and productivity

Q3 2018 Financial Results

Financial Highlights: Q3 2018 Comparable sales increased in Q3 Total sales increase of 3.2% Q3’ 18 vs. Q3’ 17, increases in comparable sales and non comp sales partially offset by closed stores. Q3’18 sales also benefited from a shift in weeks due to the 53rd week in FY17 E-commerce sales as a percentage of total sales, on a trailing twelve-month basis, vs. 20.8% for trailing twelve-month at end of Q3’ 17 Net loss for Q3 Versus a net loss of $(5.7)m in Q3’ 17 On an adjusted basis: Adjusted net loss of $(1.0) m in Q3’ 18 vs. Adjusted net loss of $(4.2)m in Q3’ 17 3.4% 21.2% $(2.0) M

Financial Highlights: First Nine Months 2018 3.0% $(6.3)M Comparable sales for YTD Total sales increase of 3.1% YTD 2018 vs. YTD 2017 Adjusted EBITDA * Vs. $12.1m for YTD 2017 Net loss for YTD Versus a net loss of $(15.5) million YTD 2017 YTD 2018 includes corporate restructuring charge of $2.5m YTD 2017 includes asset impairment charge of $1.7m Inventory has decreased by $3.5m, or 2.9%, as compared to the end of the third quarter of last year. Over a two-year basis, inventory has decreased by $11.8m, or 9.2% from the end of the third quarter of FY ‘16 $20.7M

Financial Highlights: Nine Months 2018 YOY * On a non-GAAP basis, Adjusted EPS, assuming a normalized 26% tax rate and before corporate restructuring and asset impairments, was $(0.06) per diluted share for the first nine months of 2018, compared with $(0.21) per diluted share for the first nine months of 2017. See Appendix A for a reconciliation to its comparable GAAP measure. ** Adjusted EBITDA is a non-GAAP measure; see Appendix A for a reconciliation to its comparable GAAP measure.

Financial Highlights: Cash Flow & Balance Sheet YTD Q3 2017 YTD Q3 2018 Capital Expenditures: DXL stores $12.6 $1.8 Other maintenance/infrastructure 5.8 8.0 Total $18.4 $9.8 Inventory $119.9 $116.4 Clearance inventory 9.7% 11.7% Total debt, net of unamortized debt issuance costs $81.4 $72.0 Borrowings under revolving credit facility $68.2 $57.3 Excess availability $38.2 $45.4 ($ in millions, except %) Decrease in DXL CAPEX due to fewer DXL openings than in the prior year, offset slightly by an increase in CAPEX related to IT and website initiatives. Inventory decrease of $3.5M, or 2.9% as compared to Q3’ 17 as a result of inventory optimization project. In Q2’18, New $140M, 5 YR secured facility with Bank of America. Includes $125M Revolving loan facility and $15M FILO term facility. Borrowing rates on revolving facility decreased 25 basis points. Borrowing rates on FILO term loan improved 350 to 375 basis points from prior Term Loan facility.

Financial Highlights: FY 2018 Guidance Guidance Sales $470.0~$474.0 Total comparable sales increase 2.5-3.5% Gross margin 44.9% Adjusted EBITDA* $24.0~$27.0 Net loss per share, diluted $(0.20)~$(0.26) Adjusted net loss per diluted share * $(0.08)~$(0.13) Total Capital expenditures Approximately $10.7 DXL capital expenditures Approximately $1.8 Free cash flow* $10.0 to $14.0 Free cash flow before DXL capital expenditures* $11.8 to $15.8 ($ in millions, except per share data) * Adjusted EBITDA, Adjusted net loss per diluted share, Free Cash Flow and Free Cash Flow before DXL expenditures are non-GAAP measures. See Appendix A for a reconciliation of these non-GAAP measures to their comparable GAAP measures.

Non-GAAP Reconciliation 63 Appendix A The Company uses non−GAAP financial measures, such as “Adjusted EBITDA,” ”Free Cash Flow,” “Free Cash Flow before DXL Capital Expenditures,” “Adjusted net income (loss)” and “Adjusted net income (loss) per diluted share” in assessing its operating performance. The Company believes that these non−GAAP measures serve as an appropriate measure to be used in evaluating the performance of its business. The Company defines adjusted EBITDA as Earnings before interest, taxes and depreciation and amortization before restructuring charges, asset impairment charges and CEO transition costs. Free cash flow is defined as cash flow from operating activities less capital expenditures. Adjusted net income (loss) and Adjusted net income (loss) per diluted share are calculated assuming a normalized tax rate of 26% and are before restructuring charges, asset impairment charges and CEO transition costs. These measures as defined by the Company may not be comparable to similarly titled measures reported by other companies. The Company does not intend for non−GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. The following tables provide a reconciliation of for each of these Non-GAAP measures. GAAP TO NON-GAAP NET LOSS TO ADJUSTED EBITDA GAAP TO NON-GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

Non-GAAP Reconciliation Cont. GAAP TO NON-GAAP FREE CASH FLOW RECONCILIATION 2018 FORECAST GAAP TO NON-GAAP RECONCILIATIONS

INVESTOR CONTACT Tom Filandro Managing Director, ICR 646-277-1235 (D) Tom.Filandro@ICRINC.com www.dxl.com